Exhibit 10.1
POSTROCK ENERGY CORPORATION
2010 LONG-TERM INCENTIVE PLAN
BONUS SHARE AWARD AGREEMENT

Date of Grant:	[ ], 20 ___]

Number of Bonus Shares:	[ ]
          This Bonus Share Award Agreement (the “Agreement”) dated [                    , 20 ___], is made by and between PostRock Energy Corporation, a Delaware corporation (the “Company”), and [                                    ] (“Participant”).
RECITALS:
          A. The Company established the 2010 Long-Term Incentive Plan (the “Plan”) under which the Company may grant eligible employees of the Company and its Subsidiaries and non-employee directors of the Company certain equity-based awards.
          B. Participant is an eligible employee of the Company or one of its Subsidiaries or a non-employee director of the Company and the Committee has elected to grant to Participant Bonus Shares under the Plan pursuant to and in accordance with this Agreement.
AGREEMENT:
          In consideration of the mutual premises and covenants contained herein and other good and valuable consideration paid by Participant to the Company, the Company and Participant agree as follows:
          Section 1. Incorporation of Plan.
          All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Plan Committee therein provided. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan.
          Section 2. Grant of Bonus Shares.
          Subject to the conditions set forth in this Agreement and in the Plan, the Company hereby grants to Participant, all right, title and interest in the record and beneficial ownership of that number of Shares identified above opposite the heading “Number of Bonus Shares,” effective as of the Date of Grant.

          Section 3. Issuance of Shares.
          The Bonus Shares will be issued in book-entry or certificated form, as the Company shall deem appropriate, as of the Grant Date or as soon as administratively practicable thereafter (but in no event more than 20 days after the Grant Date).
          Section 4. Certain Restrictions.
          By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request, if any, in order to comply with the terms of this Agreement or the Plan, or securities laws or any other applicable laws, rules or regulations.
          Section 5. Tax Withholding.
          To the extent that grant of any of the Bonus Shares granted hereunder may obligate the Company to pay withholding taxes on behalf of Participant, the Company shall have the power to withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.
          Section 6. No Right to Continued Employment.
          If the Participant is an employee of the Company or one of its Subsidiaries, nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate Participant’s employment at any time, nor confer upon Participant the right to continue in the employ of the Company or one of its Subsidiaries.
          Section 7. Entire Agreement; Amendment.
          This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Bonus Shares granted hereby. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is an amendment of this Agreement.
          Section 9. Governing Law.
          This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.
          Section 10. Section 409A.
          The rights to, and distribution of, the Bonus Shares granted hereunder are exempt from the requirements of Section 409A of the Code, and this Agreement shall be interpreted and administered in a manner consistent with that intent.

          This Agreement has been executed and delivered by the parties hereto effective the day and year first above written.

POSTROCK ENERGY CORPORATION
By:
David C. Lawler
President and Chief Executive Officer

PARTICIPANT

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